Exhibit 10.02

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of July 25, 2012 by and among New England Communications Systems Corp., a Connecticut corporation (“NECS”), Quality Communications Systems Inc., a New Jersey corporation (“Quality” and together with NECS, the “Purchasers”), WPCS International – Hartford, Inc., a Connecticut corporation (“Hartford”), WPCS International - Lakewood, Inc., a New Jersey corporation (“Lakewood” and together with Hartford, the “Sellers”), WPCS International Incorporated, a Delaware corporation ( “WPCS”), and Sichenzia Ross Friedman Ference LLP, with an address at 61 Broadway, New York, New York 10006 (the “Escrow Agent”).  All capitalized terms contained herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Purchasers, the Sellers and WPCS are parties to that certain asset purchase agreement, dated as of even date herewith (the “Purchase Agreement”);

WHEREAS, pursuant to Section 2.4 of the Purchase Agreement, the Purchasers have agreed to place in escrow under the terms of the Purchase Agreement an aggregate amount equal to SIX HUNDRED THOUSAND DOLLARS ($600,000) of the Purchase Price into two separate escrow accounts, as follows: (i) Two Hundred Fifty Thousand Dollars ($250,000) and (ii) Three Hundred Fifty Thousand Dollars ($350,000), respectively, for purposes of satisfying certain adjustments to the Purchase Price or repurchase obligations of the Sellers to the Purchasers pursuant to the Purchase Agreement;

WHEREAS, the Purchasers, the Sellers and WPCS have requested that the Escrow Agent hold such $600,000 (the “Funds”) in escrow and to distribute such Funds upon the terms set forth herein; and

WHEREAS, the Purchasers, the Sellers and WPCS desire to appoint the Escrow Agent as escrow agent and the Escrow Agent is willing to accept such appointment and be bound as set forth herein, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1           The parties hereby agree to establish the escrow accounts with the Escrow Agent whereby the Escrow Agent shall hold the Funds. Notwithstanding anything else to the foregoing, the parties agree that the Escrow Agent may hold the Funds in one or more sub-accounts under a master attorney escrow account.

1.2           Upon the Escrow Agent’s receipt of the Funds into the escrow accounts, it shall advise the Purchasers, the Sellers and WPCS, or each of their designated attorneys or agents, in writing, of the Funds it has received into  the escrow accounts.

1.3           Wire transfers to the Escrow Agent shall be made as follows:

Citibank N.A.
666 Fifth Avenue
New York, NY 10103
A/C of Sichenzia Ross Friedman Ference LLP (IOLA Account)
A/C#:	92883436
ABA#:	021000089
SWIFT Code:	CITIUS33
REMARK:	WPCS/KAVVERI

1.4 The duties and responsibilities of the Escrow Agent are as set forth below:

 (A)             (1) If the Purchase Price is reduced pursuant to Section 2.5(d) of the Purchase Agreement, or, if pursuant to Sections 2.4(a)(ii), 2.4(a)(iii) or 6.10 of the Purchase Agreement, the Purchasers are entitled to a distribution of all or a part of the Funds, or (2) if pursuant to Section 2.4(a)(iii) of the Purchase Agreement, the Sellers are entitled to a distribution of all or a part of the Funds (in each case, the “Requesting Party”), the Requesting Party shall deliver an instruction to the Escrow Agent to distribute to such Requesting Party the applicable portion of the Funds (each, a “Distribution Request”). Upon receipt of a Distribution Request, the Escrow Agent shall send a copy of such Distribution Request to the other party (the “Recipient Party”).  Additionally, the Requesting Party agrees that upon the delivery of a Distribution Request to the Escrow Agent, the Requesting Party will simultaneously deliver a copy of such Distribution Request to the Recipient Party in the manner for notices provided in Section 2.2 hereof.  Such Recipient Party shall have five (5) Business Days (as defined in this Agreement) following receipt of such Distribution Request within which to notify the Escrow Agent of its objection to such Distribution Request (the “Objection Period”).  If such Recipient Party objects to such Distribution Request within such five (5) Business Day period, then there will be deemed to be a conflict (a “Conflict”) between the Requesting Party and the Recipient Party, and the Escrow Agent shall proceed in accordance with the terms and conditions of Section 2.15 of this Agreement.  If the Recipient Party fails to timely deliver an objection to the Escrow Agent pursuant to this Section 1.4(A), the Escrow Agent shall pay to the Requesting Party a portion of the Funds equal to the amount requested in the Distribution Request, not to exceed the entire amount of the Funds.  Any such payment shall be made within two (2) Business Days following the expiration of the Objection Period.

 (B)             The Escrow Agent shall continue to hold any remaining Funds following the payment of any Distribution Request in accordance with the terms of this Agreement.

 (C)             Subject to the Purchase Agreement, the balance of any Funds remaining after the delivery of payments required pursuant to Section 1.4(A), which are not subject to a Conflict, shall be delivered to the Sellers or their designee, in proportions as shall be determined by the Sellers, within two (2) Business Days following the expiration of the final Objection Period.

 (D)             The Escrow Agent may also disburse the Funds pursuant to the joint written instruction of the Purchasers, the Sellers and WPCS.

ARTICLE II

MISCELLANEOUS

2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2 Unless otherwise provided in this Agreement, any agreement, notice, request, instruction or other communication to be given hereunder by any party to another must be in writing and (a) delivered personally (such delivered notice to be effective on the date it is delivered), (b) mailed by certified mail, postage prepaid (such mailed notice to be effective three (3) Business Days after the date it is mailed), (c) deposited with a reputable overnight courier service (such couriered notice to be effective one (1) Business Day after the date it is sent by courier) or (d) sent by electronically confirmed facsimile or email transmission (such facsimile or email transmission notice to be effective on the date that confirmation of such facsimile or email transmission is received), as follows:

If to the Sellers or WPCS, addressed to:

Andrew Hidalgo
c/o WPCS International Incorporated
One East Uwchlan Avenue, Suite 301
Exton, Pennsylvania 19341
Telephone:	(610) 903-0400
Facsimile:	(610) 903-0401
Email:	andy.hidalgo@wpcs.com

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention:	Marc J. Ross
Thomas A. Rose
Telephone:	(212) 930-9700
Facsimile:	(212) 930-9725
Email:	trose@srff.com

If to the Purchasers, addressed to:

Kavveri Technologies Americas Inc.
15 Allstate Parkway, Suite 600
Markham, Ontario L3R 5B4 Canada
Attention:	William McBride
Telephone:	(905) 947-4264 x 2011
Facsimile:	(905) 947-4265
Email:	wmcbride@kaveritelecoms.com

With a copy to:

Abrams Fensterman
1111 Marcus Avenue, Suite 107
Lake Success, New York
Attention:	Neil M. Kaufman
Telephone:	(516) 368-9411
Facsimile:	(516) 368-9568
Email:	nkaufman@abramslaw.com

If to Escrow Agent:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention:	Marc J. Ross
Thomas A. Rose
Telephone:	(212) 930-9700
Facsimile:	(212) 930-9725
Email:	trose@srff.com

Any party may designate in a writing to any other party any other address, facsimile number or email address to which, and any other Person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

2.3 This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

2.4 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein; provided, however, that nothing herein shall be construed to alter the obligations of the Purchasers, the Sellers or WPCS under the Purchase Agreement.

2.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.  This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

2.6 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York.  Each party to this Agreement hereby (i) consents to submit himself, herself or itself to the personal jurisdiction of the Federal courts of the United States located in the Southern District of New York or, if such courts do not have jurisdiction over such matter, to the applicable courts of the State of New York located in New York County, (ii) irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement will be litigated in such courts and (iii) irrevocably agrees that he, she or it will not institute any Proceeding relating to this Agreement or any of the transactions contemplated hereby in any court other than such courts.  Each party to this Agreement accepts for himself, herself or itself and in connection with his, her or its properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of lack of personal jurisdiction or inconvenient forum or any similar defense, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with this Agreement.

2.7 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Purchasers, the Sellers, WPCS and the Escrow Agent.

2.8 The Escrow Agent shall act as such without compensation.

2.9 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.10 The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.11 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.12 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

2.13 It is understood that the Escrow Agent reserves the right to resign as Escrow Agent at any time by giving written notice of its resignation, specifying the effective date thereof, to each other party hereto.  Within thirty (30) days after receiving the aforesaid notice, the other party or parties hereto shall appoint a successor escrow agent to which the Escrow Agent may distribute the Funds then held hereunder.  If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent and the fees, costs and expenses (including counsel fees and expenses) which it incurs in connection with such a proceeding shall be borne equally by the Purchasers, on the one hand, and the Sellers, on the other hand.

2.14 If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.15 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents (if any) or the Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (2) to deliver the Funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in New York County in accordance with the applicable procedure therefore.

2.16 The Purchasers, the Sellers and WPCS agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.17 The Escrow Agent shall be permitted to act as counsel for WPCS and/or the Sellers in any transaction and/or dispute including any dispute between Purchasers, on one hand, and WPCS and/or the Sellers, on the other, whether or not the Escrow Agent is then holding the escrow funds held by the Escrow Agent hereunder.

2.18 This Agreement may be executed in one or more counterparts (including by facsimile or emailed scanned signature), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

2.19 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

2.20 This Agreement shall terminate upon: (i) the distribution by the Escrow Agent of all of the Funds as provided herein, (ii) in accordance with Section 2.15 above, or (iii) upon the expiration of all periods of time for which a claim can be made against the Funds pursuant to the Purchase Agreement.

2.21 “Business Day” shall mean a day on which commercial banks in the State of New York are open for the general transaction of business.  If any action or time for performance pursuant to this Agreement is to occur on any Saturday, Sunday or holiday, such time for action or performance shall be extended to the next Business Day.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date first written above.

NEW ENGLAND COMMUNICATIONS SYSTEMS CORP.

By: /s/ UMA CHENNAREDDY REDDY
      Name: Uma Chennareddy Reddy
      Title: President

QUALITY COMMUNICATIONS SYSTEMS INC.

By: /s/ UMA CHENNAREDDY REDDY
      Name: Uma Chennareddy Reddy
      Title: President

WPCS INTERNATIONAL – HARTFORD, INC.

By: /s/ JOSEPH HEATER
     Name: Joseph Heater
     Title: Chief Financial Officer

WPCS INTERNATIONAL – LAKEWOOD, INC.

By: /s/ JOSEPH HEATER
     Name: Joseph Heater
     Title: Chief Financial Officer

WPCS INTERNATIONAL INCORPORATED

By: /s/ JOSEPH HEATER
     Name: Joseph Heater
     Title: Chief Financial Officer

ESCROW AGENT:

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By: /s/ THOMAS A. ROSE
     Name: Thomas A. Rose
     Title: Partner